Exhibit 32.2
Certification By
Jose A. Bayardo, Chief Financial Officer
of Complete Production Services, Inc.
Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
I, Jose A. Bayardo, Chief Financial Officer of Complete Production Services, Inc. (the “Company”), hereby certify that the accompanying quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “Report”).
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 31, 2008	By:	/s/ Jose A. Bayardo
Jose A. Bayardo
Vice President and Chief Financial Officer